Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-1

(Form Type)

Mobileye Global Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price[1,2]	Fee Rate	Amount of Registration Fee[3]
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.01 per share	Rule 457(o)	—	—	$47,150,000.00	.00011020	$5,195.93
Fees Previously Paid	Equity	Class A common stock, par value $0.01 per share	Rule 457(o)	—	—	$1,000,000,000.00	—	$92,700.00
Total Offering Amounts						$47,150,000.00		$5,195.93
Total Fees Previously Paid								$92,700.00
Total Fee Offsets								$5,195.93
Net Fee Due								$0

1	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

2	Includes shares of our common stock subject to the underwriters' option to purchase additional shares.

3	The Registrant previously registered securities with a proposed maximum aggregate offering price of $943,000,000 on its registration statement on Form S-1, as amended (File No. 333-267685) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on October 25, 2022. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $47,150,000 is hereby registered, which includes shares of Class A common stock subject to the underwriters’ option to purchase additional shares. No separate registration fee is required because the registrant previously paid $92,700 in connection with the initial filing on September 30, 2022 of the Prior Registration Statement for a proposed maximum aggregate offering price of $1,000,000,000 at a registration fee rate of $92.70 per million. Currently $6,281.40 of the registration fees included on the initial filing of the Prior Registration Statement remain available to the registrant, of which $5,195.93 are being applied here.